Exhibit 99.1

1550 Peachtree Street, N.W.  Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	David Rubinger
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	david.rubinger@equifax.com

Equifax Ends 2006 with Strong Broad-Based Revenue and EPS Growth for the Quarter and Full Year

ATLANTA, January 31, 2007 — Equifax Inc. (NYSE: EFX) today announced financial results for the quarter and year ended December 31, 2006. For the fourth quarter of 2006, revenue increased to $390.0 million, up 8 percent compared to the fourth quarter of 2005. Net income rose to $63.1 million, a slight increase from a year ago. Diluted earnings per share (“EPS”) grew to $0.50, up 4 percent from the fourth quarter of 2005.

On a non-GAAP basis, excluding the impact of a charge in the fourth quarter of 2006 related to the company’s organizational realignment and the negative incremental impact of adopting Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”) on January 1, 2006, net income grew to $67.8 million, up 8 percent, and EPS rose to $0.53, a 12 percent increase from the fourth quarter of 2005. See the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures attached to this earnings release for additional information.

For the full year 2006, revenue increased to $1.55 billion, up 7 percent compared to the full year 2005. Net income rose to $274.5 million, an 11 percent increase from a year ago. EPS grew to $2.12, up 14 percent from the full year 2005.  On a non-GAAP basis, excluding the impact of certain items in 2006, net income grew to $260.5 million, up 6 percent, and EPS rose to $2.01, an 8 percent increase from 2005. When also excluding the incremental impact of adopting SFAS 123R from the non-GAAP measures above, net income increased to $265.7 million, up 8 percent, and EPS rose to $2.05, a 10 percent increase from 2005.

“The performance in the fourth quarter of 2006 reflects the strength and capability of the company, enabling us to deliver strong financial results for the year,” said Richard F. Smith, Equifax Chairman and Chief Executive Officer. “For the year, we met or exceeded the guidance provided in all areas, further underscoring our long-standing commitment to shareholders.”

Fourth Quarter 2006 Highlights

•                  Double-digit revenue growth in four of five business units contributed to an 8 percent increase in revenue in the fourth quarter of 2006, when compared to the same period in 2005.

•                  The company completed an organizational realignment, effective January 1, 2007, to better support our strategic objectives. We recorded a $6.4m charge in the quarter related to the elimination of certain positions as part of the realignment.

•                  Operating margin decreased to 28.2 percent in the fourth quarter of 2006 from 29.3 percent in the fourth quarter of 2005. On a non-GAAP basis, excluding the unfavorable impact of the $6.4 million severance charge related to our organizational realignment and the negative incremental impact of adopting SFAS 123R, operating margin increased to 30.0 percent in the fourth quarter of 2006.

•                  Cash provided by operating activities for the fourth quarter of 2006 was $118.9 million, a 12 percent increase when compared to the same period in 2005.

•                  The company repurchased 1.4 million shares of its common stock on the open market for $50.7 million during the fourth quarter of 2006. At December 31, 2006, $132.6 million remained authorized for future share repurchases.

•                  The company acquired Austin-Tetra, Inc. on October 6, 2006 for $34.4 million. Austin-Tetra is a leading provider of business-to-business data management and enhancement services to the commercial market. This acquisition is an integral part of our long-term growth strategy, complementing our commercial information business.

North America

Total revenue was $308.9 million in the fourth quarter of 2006, a 6 percent increase from the fourth quarter of 2005. Operating margin for North America was 38.8 percent in the fourth quarter of 2006 compared to 37.8 percent in the fourth quarter of 2005.

•                  North America Information Services revenue was $203.6 million, up 3 percent compared to the fourth quarter of 2005.

•                  Marketing Services revenue was $73.6 million, up 11 percent compared to the fourth quarter of 2005.

•                  Personal Solutions revenue was $31.7 million, up 18 percent compared to the fourth quarter of 2005.

Europe

Total revenue was $41.3 million, up 17 percent compared to the fourth quarter of 2005. In local currency, revenue was up 7 percent when compared to the same period in the prior year. Operating margin was 20.6 percent, down from 25.8 percent in the fourth quarter of 2005.

Latin America

Total revenue was $39.8 million, up 10 percent compared to the fourth quarter of 2005. In local currency, revenue was up 8 percent when compared to the same period in the prior year. Operating margin was 32.8 percent, up from 24.7 percent in the fourth quarter of 2005.

Full Year 2006 Highlights

•                  Broad-based revenue growth across business units contributed to 7 percent increase in revenue in 2006, when compared to the same period in 2005.

•                  Operating margin decreased to 28.2 percent for the full year 2006 from 29.2 percent for the full year 2005. On a non-GAAP basis, excluding the impact of certain litigation matters, the $6.4 million severance charge in 2006 related to our organizational realignment, and the negative incremental impact of adopting SFAS 123R, operating margin increased to 29.7 percent for the full year 2006.

•                  Cash provided by operating activities for the full year 2006 was $374.3 million, an 11 percent increase when compared to the same period in 2005.

•                  Equifax repurchased 6.0 million shares of its common stock on the open market for $212.7 million during the full year 2006.

•                  The effective tax rate for the full year 2006 was 34.0 percent, as compared to 36.9 percent for the same period in 2005. The decline was primarily driven by the reversal of certain income tax reserves related to uncertain tax positions due to the expiration of the applicable statute of limitations during the third quarter of 2006, and a non-taxable gain related to a litigation settlement during the second quarter of 2006. On a non-GAAP basis, excluding the favorable impact of the reversal of certain income tax reserves and the litigation settlement, our effective tax rate was 37.6 percent for the full year 2006.

•                  Total debt declined $52.2 million from December 31, 2005 to December 31, 2006.

North America

Total revenue was $1.24 billion in 2006, a 5 percent increase from 2005. Operating margin for North America was 36.8 percent in the full year 2006 compared to 37.8 percent in the full year 2005. On a non-GAAP basis, excluding the impact of certain litigation matters, operating margin was 37.5 percent in 2006.

•                  North America Information Services revenue was $835.5 million, up 4 percent compared to the full year 2005.

•                  Marketing Services revenue was $277.2 million, up 9 percent compared to the full year 2005.

•                  Personal Solutions revenue was $126.0 million, up 10 percent compared to the full year 2005.

Europe

Total revenue was $153.6 million, up 8 percent compared to the full year 2005. In local currency, revenue was up 7 percent when compared to the prior year. Operating margin was 23.1 percent, down from 23.5 percent in the full year 2005.

Latin America

Total revenue was $154.0 million, up 21 percent compared to 2005. In local currency, revenue was up 14 percent when compared to the prior year. Operating margin was 29.8 percent, up from 26.3 percent in the full year 2005.

2007 Annual Outlook

Based on current business trends and management’s outlook, Equifax expects consolidated annual revenue growth to be between 6 percent and 10 percent. In 2007, we expect quarterly year-over-year growth to be in the lower portion of this range in the first quarter and to increase over the course of the year as new product and market initiatives yield increasing results. EPS for the full year is expected to be between $2.15 and $2.23, representing growth ranging from 7 percent to 11 percent over our 2006 EPS, excluding certain items, of $2.01. EBITDA, a non-GAAP financial measure defined by us as operating income before depreciation and amortization expense, is expected to be in the range of $555 million to $575 million for the full year. Annual capital expenditures are targeted at $70 million to $100 million. A reconciliation of EBITDA to its most directly comparable GAAP measure and related notes are presented in the attached Q&A.

About Equifax

Equifax Inc. is a global leader in information technology that enables and secures global commerce with consumers and businesses. We are one of the largest sources of consumer and commercial data. Utilizing our databases, advanced analytics and proprietary enabling technology, we provide real-time answers for our customers. This innovative ability to transform information into intelligence is valued by customers across a wide range of industries and markets. Headquartered in Atlanta, Georgia, Equifax employs approximately 4,900 people in 14 countries throughout North America, Latin America and Europe. Equifax was founded 107 years ago, and today is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

www.equifax.com

Earnings Conference Call and Webcast

Equifax’s quarterly teleconference to discuss the fourth quarter and full year earnings release will be held tomorrow at 8:30 a.m. (EDT). The live audio Webcast of the speakers’ presentations will be available at www.equifax.com and a replay will be available at the same site shortly after the conclusion of the Webcast. This press release, the financial tables, as well as other supplemental information, are also available at that Web site.

Supplemental Financial Information and Non-GAAP Financial Measures

The Common Questions and Answers (Unaudited) (“Q&A”) that are a part of this press release include supplemental financial information which Equifax believes is useful to assess its operating performance.  The following financial measures included herein or in the Q&A are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”): consolidated pretax income, net income and diluted earnings per share, excluding certain items; operating income and operating margin, excluding certain items for our consolidated results and particular business units; effective tax rate, excluding certain items, and EBITDA. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and related notes are presented in the Q&A. This information can also be found under “Our Company/Investor Center/Non-GAAP/GAAP Financial Measures” on our Web site at www.equifax.com.  Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Caution Concerning Forward-Looking Statements

Statements in this press release that relate to Equifax’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. Those factors include, but are not limited to, changes in worldwide and U.S. economic conditions and movements in interest rates that materially impact consumer spending and use of consumer debt, including mortgages; changes in demand for Equifax’s products and services; our ability to successfully develop and market new products and services; pricing and other competitive pressures which could result in a loss of customers or a rate of increase or decrease in prices for our services different than past experience; risks relating to illegal third party efforts to access data and our operating systems; risks associated with the integration of acquired technologies, businesses and other investments; changes in laws and regulations governing our business and the application of existing laws, including federal or state responses to identity theft concerns and governing the use of consumer or business credit or marketing information, which could increase our operating costs or reduce the market for our services; disruptions in our business critical systems and operations which could interfere with our ability to deliver services to our customers; third party claims alleging infringement of intellectual property or other proprietary rights or alleging unfair competition or violation of privacy rights; the outcome of pending litigation; and certain other factors discussed under Item 1A, “Risk Factors” in Equifax’s 2005 Annual Report on Form 10-K, and in our other filings with the Securities and Exchange Commission. Equifax assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

EQUIFA X
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,
(In millions, except per share amounts)	2006	2005
	(Unaudited)
Operating revenue	$390.0	$361.3

Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	159.9	150.9
Selling, general and administrative expenses	99.4	82.7
Depreciation and amortization	20.8	21.7
Total operating expenses	280.1	255.3
Operating income	109.9	106.0
Interest expense	(7.9)	(8.1)
Minority interests in earnings, net of tax	(1.5)	(1.3)
Other income (expense), net	0.2	(0.7)
Income before income taxes	100.7	95.9
Provision for income taxes	(37.6)	(33.1)
Net income	$63.1	$62.8

Basic earnings per common share	$0.50	$0.48
Shares used in computing basic earnings per share	125.0	129.5
Diluted earnings per common share	$0.50	$0.48
Shares used in computing diluted earnings per share	127.2	132.0
Dividends per common share	$0.04	$0.04

EQUIFA X
CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended December 31,
	2006	2005
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$1,546.3	$1,443.4

Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	626.4	594.2
Selling, general and administrative expenses	401.0	345.0
Depreciation and amortization	82.8	82.2
Total operating expenses	1,110.2	1,021.4
Operating income	436.1	422.0
Interest expense	(31.9)	(35.6)
Minority interests in earnings, net of tax	(4.5)	(4.9)
Other income, net	16.2	9.2
Income before income taxes	415.9	390.7
Provision for income taxes	(141.4)	(144.2)
Net income	$274.5	$246.5

Basic earnings per common share	$2.16	$1.90
Shares used in computing basic earnings per share	127.1	129.7
Diluted earnings per common share	$2.12	$1.86
Shares used in computing diluted earnings per share	129.4	132.2
Dividends per common share	$0.16	$0.15

EQUIFA X
CONSOLIDATED BALANCE SHEETS

	December 31,
(In millions, except par values)	2006	2005
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$67.8	$37.5
Trade accounts receivable, net of allowance for doubtful accounts of $8.7 and $9.6 at December 31, 2006 and 2005, respectively	244.8	216.0
Prepaid expenses	21.5	17.9
Other current assets	11.1	9.0

Total current assets	345.2	280.4

Property and equipment:
Capitalized internal-use software and system costs	243.8	205.9
Data processing equipment and furniture	132.2	124.5
Land, buildings and improvements	29.7	29.1

Total property and equipment	405.7	359.5

Less accumulated depreciation and amortization	(243.8)	(202.7)

Total property and equipment, net	161.9	156.8

Goodwill	842.0	791.2
Indefinite-lived intangible assets	95.2	95.0
Purchased intangible assets, net	242.2	263.4
Prepaid pension asset	47.7	183.7
Other assets, net	56.4	61.0
Total assets	$1,790.6	$1,831.5

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term debt and current maturities	$330.0	$92.3
Accounts payable	23.5	5.9
Accrued expenses	62.0	54.0
Accrued salaries and bonuses	41.9	40.7
Deferred revenue	62.7	49.2
Other current liabilities	62.0	52.4

Total current liabilities	582.1	294.5

Long-term debt	173.9	463.8
Deferred income tax liabilities, net	70.8	126.1
Long-term pension and other postretirement benefit liabilities	65.3	56.2
Other long-term liabilities	60.4	70.6

Total liabilities	952.5	1,011.2

Shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 186.3 and 185.2 at December 31, 2006 and 2005, respectively; Outstanding shares - 124.7 and 129.2 at December 31, 2006 and 2005, respectively	232.9	231.5
Paid-in capital	609.2	559.0
Retained earnings	1,778.6	1,525.1
Accumulated other comprehensive loss	(232.2)	(157.8)
Treasury stock, at cost, 57.7 shares and 51.7 shares at December 31, 2006 and 2005, respectively	(1,490.9)	(1,274.6)
Stock held by employee benefits trusts, at cost, 3.9 shares and 4.3 shares at December 31, 2006 and 2005, respectively	(59.5)	(62.9)
Total shareholders’ equity	838.1	820.3

Total liabilities and shareholders’ equity	$1,790.6	$1,831.5

EQUIFA X
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
(In millions)	2006	2005
	(Unaudited)
Operating activities:
Net income	$274.5	$246.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82.8	82.2
Stock-based compensation expense	17.4	8.2
Tax effects of stock-based compensation plans	8.9	18.1
Excess tax benefits from stock-based compensation plans	(5.0)	—
Deferred income taxes	(2.6)	11.8
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(22.8)	(14.3)
Prepaid expenses and other current assets	(2.4)	10.5
Other assets	(1.6)	0.5
Current liabilities, excluding debt	49.1	(14.0)
Other long-term liabilities, excluding debt	(24.0)	(11.7)
Cash provided by operating activities	374.3	337.8

Investing activities:
Capital expenditures	(52.0)	(46.2)
Acquisitions, net of cash acquired	(34.4)	(121.8)
Other	(0.4)	10.1
Cash used in investing activities	(86.8)	(157.9)

Financing activities:
Net short-term (repayments) borrowings	(12.2)	92.3
Net (repayments) borrowings under long-term revolving credit facilities	(40.0)	65.0
Payments on long-term debt	—	(250.0)
Treasury stock purchases	(215.2)	(144.0)
Dividends paid	(20.3)	(20.2)
Proceeds from exercise of stock options	26.1	62.8
Excess tax benefits from stock-based compensation plans	5.0	—
Other	(0.6)	0.6
Cash used in financing activities	(257.2)	(193.5)

Effect of foreign currency exchange rates on cash and cash equivalents	—	(1.0)

Increase (decrease) in cash and cash equivalents	30.3	(14.6)

Cash and cash equivalents, beginning of period	37.5	52.1

Cash and cash equivalents, end of period	$67.8	$37.5

Common Questions & Answers (Unaudited)
(Dollars in millions, except per share amounts)

1.                 What impact did the organizational realignment have on the financial results for the three and twelve months ended December 31, 2006?

As a result of the organizational realignment to better fit our new strategy, we recorded a severance charge totaling $6.4 million during the fourth quarter of 2006.

	Three Months Ended December 31, 2006			Twelve Months Ended December 31, 2006
Income (expense)	Pretax	Net of Tax	Diluted EPS	Pretax	Net of Tax	Diluted EPS
Charge related to organizational realignment	$(6.4)	$(4.0)	$(0.03)	$(6.4)	$(4.0)	$(0.03)

See non-GAAP reconciliations A and F herein, including the related notes, for additional information.

2.                 What were the events associated with certain litigation matters that occurred during the twelve months ended December 31, 2006?

During the twelve months ended December 31, 2006, we recorded the following loss contingencies related to certain litigation matters. There were no adjustments to these loss contingencies, however, during the fourth quarter of 2006.

•        a $5.0 million, pretax, loss contingency in our Personal Solutions segment financial results. Of the $5.0 million, pretax, loss, $4.0 million was recorded to selling, general and administrative expenses and $1.0 million was recorded to cost of services in our Consolidated Statement of Income.

•        a $4.0 million, pretax, loss contingency associated with certain legal matters within our North America Information Services segment. Of the $4.0 million, pretax, loss, $3.5 million was recorded to selling, general and administrative expenses and $0.5 million was recorded to cost of services in our Consolidated Statement of Income.

The following is the impact of these litigation matters on our Consolidated Statements of Income for the three and twelve months ended December 31, 2006:

	Three Months Ended December 31, 2006			Twelve Months Ended December 31, 2006
Income (expense)	Pretax	Net of Tax	Diluted EPS	Pretax	Net of Tax	Diluted EPS
Loss contingency (Personal Solutions)*	$—	$—	$—	$(5.0)	$(3.1)	$(0.02)
Loss contingency (Information Services)*	—	—	—	(4.0)	(2.5)	(0.02)
Total litigation matters, net	$—	$—	$—	$(9.0)	$(5.6)	$(0.04)

*                    Personal Solutions and Information Services financial results are both reported in the North America segment financial results.

See non-GAAP reconciliations A and C through F herein, including the related notes, for additional information.

3.                 What drove the increase in other income, net for the twelve months ended December 31, 2006 as compared to the same period in 2005?

The increase in other income, net was primarily due to the settlement of claims against former selling shareholders of Naviant, Inc., an acquisition in 2002, which resulted in a $14.1 million non-taxable gain recorded during the second quarter of 2006, partially offset by a $3.3 million, pretax, gain recorded during the third quarter of 2005 related to an agreement with RMA Holdings, LLC.

The following is the impact of the Naviant litigation settlement on our Consolidated Statements of Income for the three and twelve months ended December 31, 2006:

	Three Months Ended December 31, 2006			Twelve Months Ended December 31, 2006
	Pretax	Net of Tax	Diluted EPS	Pretax	Net of Tax	Diluted EPS
Gain on litigation settlement	$—	$—	$—	$14.1	$14.1	$0.11

See non-GAAP reconciliations A and B herein, including the related notes, for additional information.

Common Questions & Answers (Unaudited)
(Dollars in millions, except per share amounts)

4.                 What drove the fluctuation in the effective tax rate?

Our effective income tax rate was 37.3% for the three months ended December 31, 2006, up from 34.5% for the same period in 2005, due primarily to an increase in foreign taxes in the fourth quarter of 2006 and favorable discrete items during the fourth quarter of 2005.

Our effective income tax rate was 34.0% for the twelve months ended December 31, 2006 down from 36.9% for the same period in 2005. The reduction was due primarily to the reversal of income tax reserves related to uncertain tax positions for which the applicable statute of limitations expired in the third quarter of 2006 and the non-taxable litigation settlement related to Naviant Inc. during the second quarter of 2006.

The following is the impact of the reversal of the income tax reserves, which resulted in an income tax benefit, on our Consolidated Statements of Income for the three and twelve months ended December 31, 2006:

	Three Months Ended December 31, 2006			Twelve Months Ended December 31, 2006
	Pretax	Net of Tax	Diluted EPS	Pretax	Net of Tax	Diluted EPS
Income tax benefit (third quarter of 2006)	$—	$—	$—	$—	$9.5	$0.07

See non-GAAP reconciliations A and B herein, including the related notes, for additional information.

5.                 What was the incremental impact on the Consolidated Statements of Income for the three and twelve months ended December 31, 2006 as a result of adopting Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”) on January 1, 2006?

The adoption of SFAS 123R resulted in the following negative incremental impact on our Consolidated Statements of Income for the three and twelve months ended December 31, 2006:

	Three Months Ended December 31, 2006			Twelve Months Ended December 31, 2006
	Pretax	Net of Tax	Diluted EPS	Pretax	Net of Tax	Diluted EPS
Incremental (expense) due to SFAS 123R	$(1.0)	$(0.7)	$—	$(7.6)	$(5.2)	$(0.04)

See non-GAAP reconciliations A and F herein, including the related notes, for additional information.

6.                 Why did General Corporate Expense increase $9.7 million in the fourth quarter of 2006, as compared to the same period in 2005?

General Corporate Expense increased $9.7 million primarily due to the $6.4 million severance charge in the fourth quarter of 2006 related to our organizational realignment and the impact of adopting SFAS 123R, as described in the answer to question 5 above.

7.                 Why did short-term debt and current maturities increase from $92.3 million at December 31, 2005 to $330.0 million at December 31, 2006?

The increase is primarily due to the reclassification of our 4.95% Notes from long-term debt to short-term debt and current maturities since these Notes mature in November 2007.

Common Questions & Answers (Unaudited)
(Dollars in millions)

8.                 Can you provide a further analysis of operating revenue and operating income?

Operating revenue and operating income consist of the following components:

	Three Months Ended December 31,
	2006	% of Revenue	2005	% of Revenue	$ Change	% Change
Operating revenue:
North America
Information Services	$203.6	52%	$196.8	54%	$6.8	3%
Marketing Services	73.6	19%	66.5	18%	7.1	11%
Personal Solutions	31.7	8%	26.8	8%	4.9	18%
North America - Total	308.9	79%	290.1	80%	18.8	6%
Europe	41.3	11%	35.2	10%	6.1	17%
Latin America	39.8	10%	36.0	10%	3.8	10%
Total operating revenue	$390.0	100%	$361.3	100%	$28.7	8%

	Three Months Ended December 31,
	2006	Operating Margin	2005	Operating Margin	$ Change	% Change
Operating income:
North America
Information Services	$81.8	40.2%	$81.9	41.6%	$(0.1)	0%
Marketing Services	29.7	40.3%	24.3	37.0%	5.4	22%
Personal Solutions	8.4	26.5%	3.7	13.9%	4.7	125%
North America - Total	119.9	38.8%	109.9	37.8%	10.0	9%
Europe	8.5	20.6%	9.0	25.8%	(0.5)	(7)%
Latin America	13.0	32.8%	8.9	24.7%	4.1	46%
General Corporate Expense	(31.5)	nm	(21.8)	nm	(9.7)	(44)%
Total operating income	$109.9	28.2%	$106.0	29.3%	$3.9	4%

	Twelve Months Ended December 31,
	2006	% of Revenue	2005	% of Revenue	$ Change	% Change
Operating revenue:
North America
Information Services	$835.5	54%	$806.3	55%	$29.2	4%
Marketing Services	277.2	18%	253.7	18%	23.5	9%
Personal Solutions	126.0	8%	114.7	8%	11.3	10%
North America - Total	1,238.7	80%	1,174.7	81%	64.0	5%
Europe	153.6	10%	142.0	10%	11.6	8%
Latin America	154.0	10%	126.7	9%	27.3	21%
Total operating revenue	$1,546.3	100%	$1,443.4	100%	$102.9	7%

	Twelve Months Ended December 31,
	2006	Operating Margin	2005	Operating Margin	$ Change	% Change
Operating income:
North America
Information Services	$343.3	41.1%	$345.5	42.8%	$(2.2)	(1)%
Marketing Services	99.1	35.7%	85.2	33.5%	13.9	16%
Personal Solutions	13.6	10.8%	13.5	11.8%	0.1	1%
North America - Total	456.0	36.8%	444.2	37.8%	11.8	3%
Europe	35.4	23.1%	33.4	23.5%	2.0	6%
Latin America	45.9	29.8%	33.3	26.3%	12.6	38%
General Corporate Expense	(101.2)	nm	(88.9)	nm	(12.3)	(14)%
Total operating income	$436.1	28.2%	$422.0	29.2%	$14.1	3%

nm - not meaningful

Common Questions & Answers (Unaudited)
(Dollars in millions)

9.                 Can you provide a further analysis of operating revenue in the North America segment?

North America operating revenue consists of the following components:

	Three Months Ended December 31,
	2006	% of Revenue	2005	% of Revenue	$ Change	% Change
North America operating revenue:
U.S. Consumer and Commercial Services	$158.8	51%	$149.7	51%	$9.1	6%
Mortgage Services	15.0	5%	19.1	7%	(4.1)	(22)%
Canadian Operations	29.8	10%	28.0	10%	1.8	6%
Total Information Services	203.6	66%	196.8	68%	6.8	3%
Credit Marketing Services	44.3	14%	37.9	13%	6.4	17%
Direct Marketing Services	29.3	10%	28.6	10%	0.7	2%
Total Marketing Services	73.6	24%	66.5	23%	7.1	11%
Personal Solutions	31.7	10%	26.8	9%	4.9	18%
Total North America operating revenue	$308.9	100%	$290.1	100%	$18.8	6%

	Twelve Months Ended December 31,
	2006	% of Revenue	2005	% of Revenue	$ Change	% Change
North America operating revenue:
U.S. Consumer and Commercial Services	$645.6	52%	$610.4	52%	$35.2	6%
Mortgage Services	71.7	6%	85.1	7%	(13.4)	(16)%
Canadian Operations	118.2	10%	110.8	9%	7.4	7%
Total Information Services	835.5	68%	806.3	68%	29.2	4%
Credit Marketing Services	166.3	13%	150.7	13%	15.6	10%
Direct Marketing Services	110.9	9%	103.0	9%	7.9	8%
Total Marketing Services	277.2	22%	253.7	22%	23.5	9%
Personal Solutions	126.0	10%	114.7	10%	11.3	10%
Total North America operating revenue	$1,238.7	100%	$1,174.7	100%	$64.0	5%

Common Questions & Answers (Unaudited)
(Dollars in millions)

10.          Can you provide depreciation and amortization by segment?

Depreciation and amortization are as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
North America	$15.1	$15.4	$59.6	$58.9
Europe	1.6	1.4	5.8	5.7
Latin America	1.8	2.3	7.1	7.5
General Corporate Expense	2.3	2.6	10.3	10.1
Total depreciation and amortization	$20.8	$21.7	$82.8	$82.2

11.          What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended December 31, 2006
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada	$0.9	3%	$0.3	4%
Europe	3.6	10%	0.7	8%
Latin America	0.8	2%	0.1	1%
	$5.3	1%	$1.1	1%

	Twelve Months Ended December 31, 2006
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada	$7.6	7%	$2.8	7%
Europe	2.2	1%	0.3	1%
Latin America	8.9	7%	1.7	5%
	$18.7	1%	$4.8	1%

Common Questions & Answers (Unaudited)
(Dollars in millions)

12.          How did your business units change as a result of the organizational realignment?

Effective January 1, 2007, we implemented our organizational realignment which changed our internal structure resulting in four business units: U.S. Consumer Information Solutions, International, North America Personal Solutions and North America Commercial Solutions. These business units are described further below:

•        U.S. Consumer Information Solutions consists of the former North America Information Services (excluding U.S. Commercial and Canada Consumer and Commercial) and Marketing Services.

•        International includes Latin America, Europe and Canada Consumer.

•        North America Personal Solutions did not change.

•        North America Commercial Solutions consists of our U.S. and Canada Commercial businesses that were formerly included in North America Information Services.

12a.    Can you provide a presentation of operating revenue for your business units under the new organizational structure by quarter in 2006 and 2005 and in total for each respective year, including period-over-period operating revenue growth?

	Three Months Ended,
	March 31,	June 30,	September 30,	December 31,	Total
Operating revenue:	2006	2006	2006	2006	2006
U.S. Consumer Information Solutions	$240.6	$245.4	$245.5	$236.6	$968.1
International	92.6	100.2	105.1	104.9	402.8
North America Personal Solutions	30.6	31.2	32.5	31.7	126.0
North America Commercial Solutions	10.2	10.9	11.5	16.8	49.4
Total operating revenue	$374.0	$387.7	$394.6	$390.0	$1,546.3

	Three Months Ended,
	March 31,	June 30,	September 30,	December 31,	Total
Operating revenue:	2005	2005	2005	2005	2005
U.S. Consumer Information Solutions	$221.7	$237.4	$244.8	$229.4	$933.3
International	83.8	88.1	92.6	93.8	358.3
North America Personal Solutions	29.8	29.3	28.8	26.8	114.7
North America Commercial Solutions	8.1	8.6	9.1	11.3	37.1
Total operating revenue	$343.4	$363.4	$375.3	$361.3	$1,443.4

	Three Months Ended,
	March 31,	June 30,	September 30,	December 31,	Total
Operating revenue growth:	2006 vs. 2005	2006 vs. 2005	2006 vs. 2005	2006 vs. 2005	2006 vs. 2005
U.S. Consumer Information Solutions	9%	3%	0%	3%	4%
International	10%	14%	14%	12%	12%
North America Personal Solutions	3%	7%	13%	18%	10%
North America Commercial Solutions	26%	27%	27%	49%	33%
Total operating revenue growth	9%	7%	5%	8%	7%

Common Questions & Answers (Unaudited)
(Dollars in millions)

12b.    Can you provide a presentation of operating income for your business units under the new organizational structure for each quarter in 2006 and 2005 and in total for each respective year, including operating margin?

	Three Months Ended,
	March 31,	June 30,	September 30,	December 31,	Total
Operating income:	2006	2006	2006	2006	2006
U.S. Consumer Information Solutions	$99.8	$102.0	$96.0	$97.9	$395.7
International	26.8	29.8	31.3	30.2	118.1
U.S. Personal Solutions	0.9	(11.3)	15.6	8.4	13.6
North America Commercial Solutions	1.2	1.5	2.4	4.8	9.9
General Corporate Expense	(19.5)	(25.6)	(24.7)	(31.4)	(101.2)
Total operating income	$109.2	$96.4	$120.6	$109.9	$436.1

	Three Months Ended,
	March 31,	June 30,	September 30,	December 31,	Total
Operating margin:	2006	2006	2006	2006	2006
U.S. Consumer Information Solutions	41.5%	41.5%	39.1%	41.4%	40.9%
International	28.9%	29.7%	29.7%	28.8%	29.3%
U.S. Personal Solutions	2.9%	(36.1)%	48.1%	26.5%	10.8%
North America Commercial Solutions	12.2%	13.5%	21.3%	28.8%	20.2%
General Corporate Expense	nm	nm	nm	nm	nm
Total operating margin	29.2%	24.9%	30.6%	28.2%	28.2%

	Three Months Ended,
	March 31,	June 30,	September 30,	December 31,	Total
Operating income:	2005	2005	2005	2005	2005
U.S. Consumer Information Solutions	$94.4	$97.9	$104.3	$95.6	$392.2
International	22.0	25.5	27.5	25.8	100.8
U.S. Personal Solutions	3.0	4.3	2.5	3.7	13.5
North America Commercial Solutions	0.5	0.3	0.8	2.8	4.4
General Corporate Expense	(17.9)	(21.3)	(27.8)	(21.9)	(88.9)
Total operating income	$102.0	$106.7	$107.3	$106.0	$422.0

	Three Months Ended,
	March 31,	June 30,	September 30,	December 31,	Total
Operating margin:	2005	2005	2005	2005	2005
U.S. Consumer Information Solutions	42.6%	41.2%	42.6%	41.7%	42.0%
International	26.3%	29.0%	29.7%	27.5%	28.1%
U.S. Personal Solutions	9.9%	14.7%	8.7%	13.9%	11.8%
North America Commercial Solutions	5.6%	4.0%	8.7%	24.8%	11.8%
General Corporate Expense	nm	nm	nm	nm	nm
Total operating margin	29.7%	29.4%	28.6%	29.3%	29.2%

nm - not meaningful

Common Questions & Answers (Unaudited)
(Dollars in millions)

12c.    Can you provide a presentation of operating revenue in more detail by business unit under the new organizational structure by quarter in 2006 and 2005 and in total for each respective year, including period-over-period operating revenue growth?

	Three Months Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	Total 2006
Operating revenue:
Consumer Information Solutions	$154.9	$156.9	$159.4	$148.0	$619.2
Mortgage Reporting Solutions	20.1	19.2	17.4	15.0	71.7
Credit Marketing Services	39.7	40.7	41.6	44.3	166.3
Direct Marketing Services	25.9	28.6	27.1	29.3	110.9
Total U.S. Consumer Information Solutions	240.6	245.4	245.5	236.6	968.1
Europe	34.9	37.6	39.8	41.3	153.6
Latin America	35.0	38.5	40.7	39.8	154.0
Canada Consumer	22.7	24.1	24.6	23.8	95.2
Total International	92.6	100.2	105.1	104.9	402.8
North America Personal Solutions	30.6	31.2	32.5	31.7	126.0
North America Commercial Solutions	10.2	10.9	11.5	16.8	49.4
Total operating revenue	$374.0	$387.7	$394.6	$390.0	$1,546.3

	Three Months Ended
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	Total 2005
Operating revenue:
Consumer Information Solutions	$141.5	$152.8	$156.4	$143.8	$594.5
Mortgage Reporting Solutions	21.4	21.8	22.8	19.1	85.1
Credit Marketing Services	34.6	38.4	39.8	37.9	150.7
Direct Marketing Services	24.2	24.4	25.8	28.6	103.0
Total U.S. Consumer Information Solutions	221.7	237.4	244.8	229.4	933.3
Europe	36.7	35.0	35.1	35.2	142.0
Latin America	25.6	30.5	34.6	36.0	126.7
Canada Consumer	21.5	22.6	22.9	22.6	89.6
Total International	83.8	88.1	92.6	93.8	358.3
North America Personal Solutions	29.8	29.3	28.8	26.8	114.7
North America Commercial Solutions	8.1	8.6	9.1	11.3	37.1
Total operating revenue	$343.4	$363.4	$375.3	$361.3	$1,443.4

	Three Months Ended
	March 31, 2006 vs. 2005	June 30, 2006 vs. 2005	September 30, 2006 vs. 2005	December 31, 2006 vs. 2005	Total 2006 vs. 2005
Operating revenue growth:
Consumer Information Solutions	9%	3%	2%	3%	4%
Mortgage Reporting Solutions	(6)%	(12)%	(24)%	(22)%	(16)%
Credit Marketing Services	15%	6%	4%	17%	10%
Direct Marketing Services	7%	17%	5%	2%	8%
Total U.S. Consumer Information Solutions	9%	3%	0%	3%	4%
Europe	(5)%	7%	13%	17%	8%
Latin America	37%	26%	18%	10%	21%
Canada Consumer	5%	6%	8%	5%	6%
Total International	10%	14%	14%	12%	12%
North America Personal Solutions	3%	7%	13%	18%	10%
North America Commercial Solutions	26%	27%	27%	49%	33%
Total operating revenue growth	9%	7%	5%	8%	7%

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A.               Reconciliation of consolidated pretax income to pretax income, excluding certain items; net income to net income, excluding certain items; and diluted earnings per share to diluted earnings per share, excluding certain items:

	Three Months Ended December 31, 2006			Three Months Ended December 31, 2005
	Pretax	Net of Tax	Diluted EPS	Pretax	Net of Tax	Diluted EPS
Income from continuing operations	$100.7	$63.1	$0.50	$95.9	$62.8	$0.48

Charge related to organizational realignment (1)	6.4	4.0	0.03	—	—	—

Income from continuing operations, excluding the charge related to organizational realignment	107.1	67.1	0.53	95.9	62.8	0.48

Incremental impact of SFAS 123R (4)	1.0	0.7	—	—	—	—

Income from continuing operations, excluding certain items	$108.1	$67.8	$0.53	$95.9	$62.8	$0.48

	Twelve Months Ended December 31, 2006			Twelve Months Ended December 31, 2005
	Pretax	Net of Tax	Diluted EPS	Pretax	Net of Tax	Diluted EPS
Income from continuing operations	$415.9	$274.5	$2.12	$390.7	$246.5	$1.86

Charge related to organizational realignment (1)	6.4	4.0	0.03	—	—	—

Litigation settlement (5)	(14.1)	(14.1)	(0.11)	—	—	—

Loss contingencies (2)	9.0	5.6	0.04	—	—	—

Income tax benefit (3)	—	(9.5)	(0.07)	—	—	—

Income from continuing operations, excluding the charge related to organizational realignment and certain litigation and tax matters	417.2	260.5	2.01	390.7	246.5	1.86

Incremental impact of SFAS 123R (4)	7.6	5.2	0.04	—	—	—

Income from continuing operations, excluding certain items	$424.8	$265.7	$2.05	$390.7	$246.5	$1.86

(1)             See Question #1 in the Q&A section of this document.

(2)             See Question #2 in the Q&A section of this document.

(3)             Due to the reversal of income tax reserves. See Question #4 in the Q&A section of this document.

(4)             Represents the incremental stock-based compensation expense related to our adoption of SFAS 123R on January 1, 2006.

(5)             During the second quarter of 2006, we recorded a non-taxable gain related to a settlement of claims against certain former selling shareholders of Naviant, Inc. The non-taxable gain is included in other income, net, on our Consolidated Statement of Income for the twelve months ended December 31, 2006.

B.               Reconciliation of our effective tax rate to an effective tax rate, excluding certain items:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Effective tax rate	37.3%	34.5%	34.0%	36.9%

Income tax benefit (1)	—	—	2.3%	—

Litigation settlement (2)	—	—	1.3%	—

Effective tax rate, excluding certain items	37.3%	34.5%	37.6%	36.9%

(1)             Due to the reversal of income tax reserves. See Question #4 in the Q&A section of this document.

(2)             During the second quarter of 2006, we recorded a non-taxable gain related to a settlement of claims against certain former selling shareholders of Naviant, Inc. The non-taxable gain is included in other income, net, on our Consolidated Statement of Income for the twelve months ended December 31, 2006.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions)

C.               Reconciliation of Personal Solutions operating income to operating income, excluding certain litigation matters, and operating margin to operating margin, excluding certain litigation matters:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005	% Change	2006	2005	% Change

Personal Solutions operating income	$8.4	$3.7	125%	$13.6	$13.5	1%

Certain litigation matters	—	—		5.0	—

Personal Solutions operating income, excluding certain litigation matters	$8.4	$3.7	125%	$18.6	$13.5	38%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005

Personal Solutions operating margin	26.5%	13.9%	10.8%	11.8%

Certain litigation matters	—	—	4.0%	—

Personal Solutions operating margin, excluding certain litigation matters	26.5%	13.9%	14.8%	11.8%

D.               Reconciliation of North America Information Services operating income to operating income, excluding certain litigation matters, and operating margin to operating margin, excluding certain litigation matters:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005	% Change	2006	2005	% Change

North America Information Services operating income	$81.8	$81.9	0%	$343.3	$345.5	(1)%

Certain litigation matters	—	—		4.0	—

North America Information Services operating income, excluding certain litigation matters	$81.8	$81.9	0%	$347.3	$345.5	1%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005

North America Information Services operating margin	40.2%	41.6%	41.1%	42.8%

Certain litigation matters	—	—	0.5%	—

North America Information Services operating margin, excluding certain litigation matters	40.2%	41.6%	41.6%	42.8%

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions)

E.                 Reconciliation of North America operating income to operating income, excluding certain litigation matters, and operating margin to operating margin, excluding certain litigation matters:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005	% Change	2006	2005	% Change

North America operating income	$119.9	$109.9	9%	$456.0	$444.2	3%

Certain litigation matters	—	—		9.0	—

North America operating income, excluding certain litigation matters	$119.9	$109.9	9%	$465.0	$444.2	5%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005

North America operating margin	38.8%	37.8%	36.8%	37.8%

Certain litigation matters	—	—	0.7%	—

North America operating margin, excluding certain litigation matters	38.8%	37.8%	37.5%	37.8%

F.                 Reconciliation of Consolidated operating income to operating income, excluding certain items and operating margin to operating margin, excluding certain items

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005	% Change	2006	2005	% Change

Consolidated operating income	$109.9	$106.0	4%	$436.1	$422.0	3%

Charge related to organizational realignment	6.4	—		6.4	—

Certain litigation matters	—	—		9.0	—

Incremental impact of SFAS 123R	1.0	—		7.6	—

Consolidated operating income, excluding certain items	$117.3	$106.0	11%	$459.1	$422.0	9%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005

Consolidated operating margin	28.2%	29.3%	28.2%	29.2%

Charge related to organizational realignment	1.6%	—	0.4%	—

Certain litigation matters	—	—	0.6%	—

Incremental impact of SFAS 123R	0.2%	—	0.5%	—

Consolidated operating margin, excluding certain items	30.0%	29.3%	29.7%	29.2%

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions)

G.               Reconciliation of operating income to EBITDA (operating income before depreciation and amortization expense):

	Twelve Months Ended
	Reported December 31, 2006	Forecasted* December 31, 2007

Operating income	$436.1	$465	$480
Depreciation and amortization expense	82.8	90	95
EBITDA	$518.9	$555	$575

*                    See the "Caution Concerning Forward-Looking Statements" section in this earnings release regarding forecasted amounts or expectations related to results associated with future periods.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Effective Tax Rate, Excluding Certain Items - This financial measure is not prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and excludes certain items, including (1) the reversal of a $9.5 million income tax reserve related to uncertain tax positions primarily due to the expiration of the applicable statute of limitations during the third quarter of 2006 and (2) the impact of the non-taxable $14.1 million gain recorded during the second quarter of 2006 related to the settlement of claims against the former selling shareholders of Naviant, Inc., an acquisition in 2002.  The effective tax rate, excluding certain items, is not a measurement of profitability under GAAP and should not be considered as an alternative to net income, operating income, provision for income taxes or earnings per share.

Management believes our effective tax rate, excluding certain items, provides meaningful supplemental information regarding our performance by excluding the items discussed above in order to show a comparable effective tax rate since the items during the periods are material amounts and not comparable to similar activity in the prior periods presented. Equifax believes that this financial information is useful to our management and investors in assessing Equifax’s historical performance and when planning, forecasting and analyzing future periods.

Pretax Income, Net Income and Diluted Earnings per Share, Excluding Certain Items; Personal Solutions Operating Income and Profit Margin, Excluding Certain Litigation Matters; North America Information Services Operating Income and Profit Margin, Excluding Certain Litigation Matters; North America Operating Income and Profit Margin, Excluding Certain Litigation Matters; and Consolidated Operating Income and Profit Margin, Excluding Certain Items

Charge Related to Organizational Realignment - During the fourth quarter of 2006, we recorded a $6.4 million severance charge related to our organizational realignment. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2006, as compared to the same periods in 2005 since a charge of such a material amount during the periods is not comparable to similar activity in the prior periods presented. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Litigation Settlement - In June 2006, we consummated a settlement of claims against certain former selling shareholders of Naviant, Inc. In 2004, we served a demand for arbitration alleging, among other things, that the sellers were liable for rescission or for indemnification as a result of breaches of various representations and warranties concerning information furnished to us in connection with our acquisition of Naviant, Inc. in 2002. As a result of this settlement, we recognized a $14.1 million non-taxable gain in other income, net, on our Consolidated Statement of Income for the twelve months ended December 31, 2006.

Management believes excluding this litigation settlement from certain financial results provides meaningful supplemental information regarding our financial results for the twelve months ended December 31, 2006, as compared to the same period in 2005 since the gain related to the litigation settlement associated with our previous acquisition of Naviant, Inc. is material and is not reflective of our core operations. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Other Litigation Matters - During the first nine months of 2006, we recorded a $5.0 million, pretax, loss contingency related to certain legal matters. Of this $5.0 million, pretax loss, $4.0 million was recognized in selling, general and administrative expenses and $1.0 million was recognized in cost of services on our Consolidated Statements of Income. This loss is included within our Personal Solutions segment financial results.

During the third quarter of 2006, we also recorded a $4.0 million, pretax, loss associated with certain litigation matters within our North America Information Services segment. Of this $4.0 million, pretax loss, $3.5 million was recognized in selling, general and administrative expenses and $0.5 million was recognized in cost of services on our Consolidated Statements of Income.

Management believes excluding these litigation matters from certain financial results provides meaningful supplemental information regarding our financial results for the twelve months ended December 31, 2006, as compared to the same periods in 2005 since the litigation loss contingencies and related reversal of such a material amount during the periods is not comparable to similar activity in the prior periods presented. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income Tax Benefit - During the third quarter of 2006, the applicable statute of limitations related to uncertain tax positions expired, resulting in the reversal of the related income tax reserve. The reversal of the reserves resulted in a $9.5 million income tax benefit. The income tax benefit was recorded in provision for income taxes on our Consolidated Statements of Income for the twelve months ended December 31, 2006.

Management believes excluding this income tax benefit from certain financial results provides meaningful supplemental information regarding our financial results for the twelve months ended December 31, 2006, as compared to the same period in 2005 since an income tax benefit of such a material amount is not comparable to similar activity in the prior period presented. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

SFAS 123R - On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”), which requires the cost relating to share-based payment transactions in which an entity exchanges its equity instruments for goods or services from either employees or non-employees be recognized in the Consolidated Financial Statements as the goods or services are rendered. The cost is measured at the fair value of the equity instrument issued. Since the date of adoption of SFAS 123R, we are no longer permitted to follow the intrinsic value accounting method under previous accounting guidance, which resulted in no stock-based compensation expense for stock options for which the exercise price was equal to the fair value of the underlying stock on the date of grant.

Management believes excluding the incremental impact of SFAS 123R from pretax, net income and diluted earnings per share provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2006, as compared to the same periods in 2005 since our Consolidated Financial Statements issued prior to January 1, 2006 did not change as a result of adopting SFAS 123R. There was no change to our prior years’ Consolidated Financial Statements because we elected the modified prospective transition method. Equifax believes that this financial information is useful to investors since it is consistent with how management assesses Equifax’s historical performance and year-over-year growth and when planning, forecasting and analyzing future periods. By excluding the incremental impact of SFAS 123R, our management is able to evaluate and review the financial and operational impact of various business initiatives.

The incremental impact of SFAS 123R during the three and twelve months ended December 31, 2006 represents (1) the stock option expense related to stock options unvested at the time of adoption and granted during 2006, (2) the accelerated expense recognition for nonvested shares that were issued during 2006 to employees that are retirement-eligible prior to the expiration of the stated vesting period, and (3) the impact of estimating forfeitures related to nonvested shares. For additional information about SFAS 123R, see Note 2 of the Notes to Consolidated Financial Statements in our Form 10-Q for the three months ended September 30, 2006.

EBITDA - This financial measure is not prepared in conformity with GAAP and is calculated by excluding depreciation and amortization expense from operating income (“EBITDA”). EBITDA is not a measurement of profitability under GAAP since this financial measure excludes depreciation and amortization expense, as well as interest expense, minority interest in earnings (net of tax), other income, net and provision for income taxes from earnings. This non-GAAP financial measure should not be considered as an alternative to net income, operating income, operating margin, or cash provided by operating activities. Equifax’s definition of EBITDA may not be comparable with non-GAAP financial measures used by other companies.

Management believes EBITDA provides meaningful supplemental information regarding our liquidity performance by excluding the items discussed above. Additionally, management believes this financial information is useful to investors in assessing Equifax’s historical financial performance and for planning, forecasting and analyzing future periods since it is an important metric used by management for those same activities, as well as evaluating future investing and financing decisions. While management uses EBITDA as a measurement of liquidity, this non-GAAP financial measure does not consider debt-service payments, or cash generated by us that is available for capital expenditures, dividends and discretionary investment.

*              *              *              *              *

These non-GAAP financial measures are not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, operating margin or earnings per share and may not be comparable to non-GAAP financial measures used by other companies.